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                                                                    Exhibit 21.1

                                  SUBSIDIARIES

Company:                                                     Jurisdiction:
Harbor Global II Ltd.                                        Bermuda
HGC Ltd.                                                     Bermuda
HGCL Ltd.                                                    Bermuda
Harbor Far East Exploration, L.L.C.                          Delaware
Pioglobal Forest, L.L.C.                                     Delaware
Pioneer Forest, Inc.                                         Delaware
Closed Joint-Stock Company "Forest-Starma"                   Russia
PREA, Inc.                                                   Delaware
PREA, L.L.C.                                                 Delaware
Pioneer Polish Real Estate Fund                              Poland
Pioneer Real Estate Advisors Poland Sp. z.o.o.               Poland
Pioglobal Goldfields II Limited                              Guernsey
Closed Joint-Stock Company "Pioneer Investments"             Russia
Pioglobal Omega, L.L.C.                                      Delaware
Luscinia, L.L.C.                                             Delaware
Theta Enterprises, L.L.C.                                    Delaware
PIOGLOBAL Investment Fund                                    Russia
Pioneer First Russia, Inc.                                   Delaware
Closed Joint-Stock Company "Pioneer Services"                Russia
Closed Joint-Stock Company "Pioneer First"                   Russia
Closed Joint-Stock Company "Pioneer Securities"              Russia
PIOGlobal Corporation                                        Delaware
FM, LLC                                                      Delaware
Harbor Far East Ventures, L.L.C.                             Delaware
Pioneer Poland UK Limited                                    England
Closed Joint Stock Company "SN-Projekt"                      Russia
Maltica Investments Ltd.                                     Cyprus
Anabasis Enterprises Ltd.                                    Cyprus
Eutychia Ltd.                                                Cyprus
Peperouna Ltd.                                               Cyprus